UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 18, 2011

CNA FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-5823	36-6169860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

333 S. Wabash, Chicago, Illinois	60604
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (312) 822-5000

NOT APPLICABLE
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 18, 2011, Peter W. Wilson, President and Chief Operating Officer, CNA Specialty Lines, of Continental Casualty Company (the “Company”), entered into a new letter agreement providing for terms relating to employment with the Company. The new letter agreement was offered to Mr. Wilson on November 15, 2011. The following is a summary of the material terms of the letter agreement, qualified in its entirety by reference to the actual agreement attached to this Current Report as Exhibit 10.1.
Effective January 1, 2012, the employment relationship with Mr. Wilson will be transformed into an “at will” relationship, with the compensation structure remaining the same or substantially similar to that provided for in the employment agreement previously in effect. The severance arrangements of the employment agreement have been modified pursuant to the letter agreement and the Company has agreed to allow the non-competition covenant in the employment agreement to expire as of January 1, 2012.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits:
See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNA Financial Corporation
(Registrant)

Date: November 18, 2011	By	/s/ D. Craig Mense
(Signature)
D. Craig Mense Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Letter Agreement, dated November 15, 2011, between Registrant's subsidiary Continental Casualty Company and Peter W. Wilson.

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